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                                                                       EXHIBIT 5
                        OPINION OF BAKER & HOSTETLER LLP

                             BAKER & HOSTETLER LLP
                              65 East State Street
                                   Suite 2100
                             Columbus, Ohio  43215

                                 July 14, 1998

American Dental Partners, Inc.
301 Edgewater Place, Suite 320
Wakefield, Massachusetts 01880-1249

Ladies and Gentlemen:

     We are acting as counsel to American Dental Partners, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 60,000 shares of common stock, par value $.01, of the Company (the "Shares") for offer and sale under, and pursuant to, the Company's Amended and Restated 1996 Directors Stock Option Plan, as amended (collectively, the "Plan").

     In connection therewith, we have examined the Company's Second Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws, and the records, as exhibited to us, of the corporate proceedings of the Company; a copy of the Plan; and such other documents and records, including a certificate from the secretary of the Company, as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

     Based upon the foregoing, we are of the opinion that the Shares, when sold and paid for in the manner contemplated by the Plan, will have been validly issued and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ Baker & Hostetler LLP
                                     BAKER & HOSTETLER LLP